SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549





                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





Date  of Report (Date of earliest event reported)        December
8, 1997


         DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.
     (Exact name of registrant as specified in its charter)


          Delaware              0-13260           13-3174553
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


     Two    World    Trade   Center,   New   York,    New    York
10048
        (Address     of     principal     executive      offices)
(Zip Code)


Registrant's telephone number, including area code(212) 392-1054

 (Former name or former address, if changed since last report)

     Item 2.  Acquisition or Disposition of Assets

     Pursuant to a Purchase and Sale Agreement dated as of November 10, 1997, as amended, the Partnership agreed to sell the land and buildings which comprise the Carmel Park property to Invesco Realty Advisors, Inc., an unaffiliated party, for a negotiated sale price of $17.7 million.

     The closing of the sale took place on December 8, 1997.
     At   closing,  the  Partnership  received  proceeds  of
     approximately $17.2 million, net of closing costs and other deductions.


     Item 7.  Financial Statements and Exhibits

     (b) Pro Forma Financial Information

          (1)        Pro Forma Balance Sheet as of July  31,
     1997.

          (2)   Pro  Forma Statements of Operations for the  year
ended October                      31, 1996 and of Income for the
nine months ended July 31,                             1997.

     (c) Exhibits

         (1)        Purchase  and  Sale Agreement,  dated  as  of
      November  10, 1997,                 with respect    to  the
      sale of the Carmel Park property.

          (2)         First  Amendment  to  Purchase   and   Sale
      Agreement,                         dated as of December  2,
      1997.
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        DEAN  WITTER REALTY INCOME PARTNERSHIP
     I, L.P.


                    By: Dean Witter Realty Income Properties
     I, Inc.
                       Managing General Partner



                   By: /s/E. Davisson Hardman, Jr,
                       E. Davisson Hardman, Jr.
                       President




Date:  December 23, 1997

         Dean Witter Realty Income Partnership I, L.P.
              Pro Forma Consolidated Balance Sheet
                      As of July 31, 1997


The   following  unaudited  pro  forma  balance  sheet  has  been presented as if the Carmel Park property was sold as of July  31,
1997.  The pro forma adjustments reflect a) the net cash proceeds from  the  sale, b) the elimination of the net carrying value  of the  property  from real estate and c) the elimination  of  other assets and liabilities relating to the property sold.

                                      Pro Forma
                         Historical  Adjustments    Pro Forma

ASSETS
  Real estate           $26,586,924$(10,522,533)  $16,064,391

  Real estate held for sale 2,982,030     -        2,982,030

  Cash and cash equivalents1,699,57617,089,047    18,788,623

  Other assets            1,534,020    (545,025)      988,995
                        $32,802,550 $6,021,489    $38,824,039



LIABILITIES AND PARTNERS' CAPITAL

  Accounts payable and other
    liabilities         $   986,252 $  (144,916)  $   841,336

  Total partners' capital31,816,298  6,166,405     37,982,703

                        $32,802,550$ 6,021,489    $38,824,039


         Dean Witter Realty Income Partnership I, L.P.
         Pro Forma Consolidated Statement of Operations
              For the year ended October 31, 1996


The  following  unaudited  pro forma  consolidated  statement  of operations has been presented as if the Carmel Park property  was sold  as  of  the beginning of fiscal year 1996.  The  pro  forma adjustments reflect the elimination of rental and other revenues, property  operating expenses, and depreciation  and  amortization
expenses   relating  to  the  property  sold.   The   pro   forma
adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                   Pro Forma
                    Historical   Adjustments    Pro Forma

Revenues:
  Rental           $7,013,164   $(2,052,828)  $4,960,336
  Gain on sale of real estate683,471  -           683,471
  Equity in earnings of
    joint venture     589,362         -          589,362
  Interest and other   207,740      (23,833)      183,907
                     8,493,737   (2,076,661)   6,417,076
Expenses:

  Property operating3,085,939      (874,935)   2,211,004
  Interest            218,159         -          218,159
  Depreciation      1,745,666      (804,791)     940,875
  Amortization         138,008      (37,141)      100,867
  General and administrative  403,546     -      403,546
  Loss on impairment of
    real estate     8,510,000    (2,757,000)   5,753,000
                   14,101,318    (4,473,867)   9,627,451

Net loss          $(5,607,581)  $(2,397,206)  $(3,210,375)

Net loss per
  Unit of Limited
  Partnership interest$    (53.66)$    (23.25)$    (30.41)

         Dean Witter Realty Income Partnership I, L.P.
           Pro Forma Consolidated Statement of Income
            For the nine months ended July 31, 1997


The following unaudited pro forma consolidated statement of operations has been presented as if the Carmel Park property was sold as of the beginning of fiscal year 1996. The pro forma adjustments reflect the elimination of rental and other revenues, property operating expenses and depreciation and amortization expenses relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                 Pro Forma
                    Historical   Adjustments    Pro Forma

Revenues:
  Rental          $ 4,798,148  $ (1,678,724) $ 3,119,424
  Equity in earnings of
   joint venture    2,425,949          -       2,425,949
  Interest and other   191,176       (4,498)     186,678
                    7,415,273    (1,683,222)   5,732,051
Expenses:

  Property operating2,171,988      (669,896)    1,502,092
  Depreciation        940,389      (449,447)      490,942
  Amortization         94,172       (23,929)      70,243
  General and administrative  352,067         -      352,067
                    3,558,616    (1,143,272)   2,415,344


Net income        $ 3,856,657   $  (539,950)  $ 3,316,707

Net income per
  Unit of Limited
  Partnership interest$     39.63 $     (5.24)$     34.39



Exhibit Index for Dean Witter Realty Income Partnership I, L.P.



Exhibit
  No.              Description

(10)(a)            Purchase and Sale Agreement,
                   dated as of November 10, 1997
                   with respect to the sale of
                   the Carmel Park property.

(10)(b)            First Amendment to Purchase and
                   Sale Agreement dated as of
                   December 2, 1997.


























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